FOR IMMEDIATE RELEASE

Contact:	Jerry W. Nix, Vice Chairman and CFO (770) 612-2048

GENUINE PARTS COMPANY
REPORTS INCREASED SALES AND EARNINGS FOR
THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2007

Atlanta, Georgia, October 18, 2007 — Genuine Parts Company (NYSE: GPC) reported increased sales and earnings for the third quarter and nine months ended September 30, 2007. Thomas C. Gallagher, Chairman, President and Chief Executive Officer, announced today that sales totaling $2.80 billion were up 4% compared to the third quarter of 2006. Net income for the quarter was $128.6 million, an increase of 6% over $121.3 million recorded in the same period of the previous year. Earnings per share on a diluted basis were 76 cents, up 7% compared to 71 cents for the third quarter last year.

For the nine months ended September 30, 2007, sales totaled $8.22 billion, up 4% compared to the same period in 2006. Net income for the nine months was $380.3 million, an increase of 7% over $355.9 million recorded in the previous year. Earnings per share on a diluted basis were $2.23, up 8% compared to $2.06 for the same period last year.

Mr. Gallagher stated, “We are pleased to report that the third quarter of 2007 was another period of steady and consistent sales and earnings growth for Genuine Parts Company. Motion Industries, our Industrial Group, once again generated the strongest revenue increase. They increased their sales 7% in the quarter and they continue to grow nicely. EIS, our Electrical Group, was up 4%, followed by Automotive, up 3% and Office Products up slightly, at .3%. The Automotive and Office Products segments continue to encounter sluggish business conditions, but we remain optimistic about their ability to show further improvement in the fourth quarter.”

Mr. Gallagher added, “The balance sheet at September 30, 2007 remains in excellent condition and we continue to strengthen our financial position through steady and consistent earnings growth as well as through working capital and asset management initiatives. The Company also continues to generate superior cash flows and our cash position remains strong.”

Mr. Gallagher concluded, “As we enter the fourth quarter, we are pleased to be in a position to report another year of steady and consistent sales and earnings growth for Genuine Parts Company. Our focus in the final quarter continues to be on the execution of our growth and operational strategies in each of our businesses, as well as our ongoing initiatives to further strengthen the balance sheet.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. Eastern time to discuss the results of the quarter and the future outlook. Interested parties may listen by dialing 877-422-4780, conference ID 18557678. A replay will also be available at 800-642-1687, conference ID 18557678, two hours after the completion of the conference call until 11:59 p.m. Eastern time on October 25, 2007.

Forward Looking Statements

Some statements in this release, as well as in other materials we file with the Securities and Exchange Commission (“SEC”) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example to our future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors include, but are not limited to, changes in general economic conditions, the growth rate of the market for the Company’s products and services, the ability to maintain favorable supplier arrangements and relationships, competitive product and pricing pressures, including internet related initiatives, the effectiveness of the Company’s promotional, marketing and advertising programs, changes in laws and regulations, including changes in accounting and taxation guidance, the uncertainties of litigation, as well as other risks and uncertainties discussed from time to time in the Company’s filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements. You are advised, however, to review any further disclosures we make on related subjects in our Forms 10-Q and Form 8-K reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S. and Canada through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2007	2006	2007	2006
	(Unaudited)
	(in thousands, except per share data)
Net sales	$2,797,556	$2,699,641	$8,215,926	$7,914,998
Cost of goods sold	1,927,068	1,868,346	5,643,909	5,455,044

	870,488	831,295	2,572,017	2,459,954
Selling, administrative & other expenses	663,101	634,445	1,958,704	1,883,115

Income before income taxes	207,387	196,850	613,313	576,839
Income taxes	78,807	75,517	233,059	220,901

Net income	$128,580	$121,333	$380,254	$355,938

Basic net income per common share	$.76	$.71	$2.24	$2.07
Diluted net income per common share	$.76	$.71	$2.23	$2.06
Weighted average common shares outstanding	168,819	170,912	169,862	171,950
Dilutive effect of stock options and
non-vested restricted stock awards	1,006	825	1,022	897

Weighted average common shares outstanding –
assuming dilution	169,825	171,737	170,884	172,847

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2007	2006	2007	2006
	(Unaudited)
	(in thousands, except ratio analysis)
Net sales:
Automotive	$1,381,007	$1,345,595	$4,037,568	$3,935,614
Industrial	849,631	791,650	2,522,675	2,336,430
Office Products	460,425	459,093	1,342,932	1,352,277
Electrical/Electronic Materials	111,863	107,356	329,416	306,846
Other (1)	(5,370)	(4,053)	(16,665)	(16,169)

Total net sales	$2,797,556	$2,699,641	$8,215,926	$7,914,998

Operating profit:
Automotive	$115,023	$112,135	$325,690	$321,390
Industrial	69,669	62,031	204,330	178,619
Office Products	33,183	35,344	119,052	121,563
Electrical/Electronic Materials	7,685	6,059	23,224	17,184

Total operating profit	225,560	215,569	672,296	638,756
Interest expense, net	(4,706)	(6,708)	(16,550)	(20,295)
Other, net	(13,467)	(12,011)	(42,433)	(41,622)

Income before income taxes	$207,387	$196,850	$613,313	$576,839

Capital expenditures	$31,015	$34,564	$83,781	$93,155

Depreciation and amortization	$21,994	$20,236	$64,014	$55,491

Current ratio			3.0/1	3.1/1

(1)	Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	Sept. 30,	Sept. 30,
	2007	2006
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$330,052	$214,394
Trade accounts receivable, net	1,334,309	1,301,384
Merchandise inventories, net	2,225,718	2,189,845
Prepaid expenses and other current assets	243,296	212,908

TOTAL CURRENT ASSETS	4,133,375	3,918,531
Goodwill and other intangible assets, less accumulated amortization	70,539	62,398
Other assets	172,583	499,890
Net property, plant and equipment	458,597	431,123

TOTAL ASSETS	$4,835,094	$4,911,942

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable	$1,088,201	$1,013,215
Income taxes payable	19,559	27,334
Dividends payable	61,318	57,616
Other current liabilities	199,529	178,137

TOTAL CURRENT LIABILITIES	1,368,607	1,276,302
Long-term debt	500,000	500,000
Other long-term liabilities	191,750	130,294
Deferred income taxes	—	160,764
Minority interests in subsidiaries	64,774	59,570
Common stock	167,900	170,403
Retained earnings and other	2,542,063	2,614,609

TOTAL SHAREHOLDERS’ EQUITY	2,709,963	2,785,012

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,835,094	$4,911,942

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	Sept. 30,
	2007	2006
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES:
Net income	$380,254	$355,938
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64,014	55,491
Other	19,435	11,097
Changes in operating assets and liabilities	154,249	(6,317)

NET CASH PROVIDED BY OPERATING ACTIVITIES	617,952	416,209
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(83,781)	(93,155)
Other	(20,316)	(11,614)

NET CASH USED IN INVESTING ACTIVITIES	(104,097)	(104,769)
FINANCING ACTIVITIES:
Net payments on credit facilities	—	(881)
Stock options exercised	10,134	6,183
Excess tax benefits from share-based compensation	4,176	1,820
Dividends paid	(181,925)	(170,530)
Purchase of stock	(152,161)	(122,549)

NET CASH USED IN FINANCING ACTIVITIES	(319,776)	(285,957)

NET INCREASE IN CASH AND CASH EQUIVALENTS	194,079	25,483
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	135,973	188,911

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$330,052	$214,394